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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 1996
                                                 ------------------

                         SI DIAMOND TECHNOLOGY, INC.
              (Exact name of Registrant as specified in charter)

       TEXAS                    1-11602                   76-0273345
     (State of                (Commission                (IRS Employer
    Incorporation)            File Number)           Identification Number)


            12100 Technology Boulevard
                  Austin, Texas                             78727
      (Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code: (512) 331-6200



        (Former name or former address, if changed since last report):

                                Not Applicable
                                ==============
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ITEM 5. OTHER EVENTS

     On October 31, 1996, Diamond Tech One, Inc. ("DTO"), a wholly-owned subsidiary of SI Diamond Technology, Inc. (the "Company") completed transactions in which it raised a total of $1,000,000 in debt from four separate sources, each of which loaned $250,000 to DTO. DTO issued identical promissory notes to each of these sources in which it agreed to pay interest at a rate fifteen percent (15%) per annum, which interest is payable on February 1, 1997 and June 1, 1997. These promissory notes mature on June 1, 1997 and are guaranteed by the Company. In addition, the Company issued warrants to each of these sources to purchase 50,000 shares of the Company's Common Stock at $1.00 per share. These warrants expire on June 1, 1998.

     On October 30, 1996, DTO entered into an agreement and promissory note with Austin National Bank for a $500,000 revolving line of credit. Any funds borrowed pursuant to this agreement shall be payable on demand, or if no demand is made, in one payment of all outstanding principal plus all accrued and unpaid interest on July 30, 1997. In addition, DTO will pay regular quarterly payments of accrued unpaid interest beginning January 30, 1997, and all subsequent interest payments are due on the same day of each quarter after that. The Company also executed a commercial guaranty in which it agreed to guarantee the loan of any funds to DTO pursuant this agreement and promissory note.

     Since the above described transactions were completed by October 31, 1996, the remaining holders of the Company's Series E Preferred Stock have agreed (i) not to convert any remaining Series E Preferred Stock into Common Stock of the Company until January 15, 1997 and (ii) to only convert Series E Preferred Stock during the period from and including January 15, 1997 to February 28, 1997 in an amount equal to one-third of the shares held by each holder of Series E Preferred Stock on September 16, 1996, less certain amounts already converted.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      4.1 Form of Warrant to purchase Common Stock of the Company issued in connection with the loan of $1,000,000 to Diamond Tech One, Inc. (October, 1996).

     10.1 Form of Promissory Note payable by Diamond Tech One, Inc. for $250,000 in connection with the loan of $1,000,000 to Diamond Tech One, Inc. (October, 1996).

     10.2 Form of Guaranty by the Company in connection with the loan of $1,000,000 to Diamond Tech One, Inc. (October, 1996).

     10.3 Form of Loan and Security Agreement in connection with loan of $1,000,000 to Diamond Tech One, Inc. (October, 1996).

     10.4 Form of Agreement by and among the Company concerning Agreements relating to Series E Preferred Stock (Exhibit 10.1 to the Company's Current Report on Form 8-K dated September 25, 1996 (File No. 1-11602).

     10.5 Promissory Note dated as of October 30, 1996 made payable to Austin National Bank by Diamond Tech One, Inc.

     10.6 Commercial Guaranty by SI Diamond Technology, Inc. of Promissory Note made payable to Austin National Bank by Diamond Tech One and dated as of October 30, 1996.

     10.7 Commercial Security Agreement dated as of October 30, 1996 by and between Austin National Bank and Diamond Tech One.

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                                  SIGNATURES

     Pursuant to the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                       SI DIAMOND TECHNOLOGY, INC.

                                       By: /s/ DOUGLAS P. BAKER
                                           ----------------------------------
                                           Douglas P. Baker
                                           Vice President and
                                           Chief Financial Officer